UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2005

Western Goldfields, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120
Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 30, 2005, Western Goldfields, Inc. (“Western”), Romarco Minerals Inc. (“Romarco”) and Romarco Merger Corporation (“Merger Sub”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Western, with Western continuing as the surviving corporation (the “Merger”).  On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of Western (“Western Common Stock”) will be converted into the right to receive two shares of common stock, no par value, of Romarco (the “Merger Consideration”). Each share of Series “A-1” Convertible Preferred Stock of Western (the “Western Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted into shares of Western Common Stock, which shall then be cancelled and converted into the right to receive the Merger Consideration.

Western and Romarco have made customary representations, warranties and covenants in the Merger Agreement.  Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of Western Common Stock and the Western Series A Preferred Stock, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the continued accuracy of each party’s representations and warranties contained in the Merger Agreement, and (iv) compliance with each party’s covenants. The Merger Agreement contains certain termination rights for both Western and Romarco, and further provides that, upon termination of the Merger Agreement under specified circumstances, Western or Romarco, as the case may be, may be required to the other party a customary termination fee.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On October 3, 2005, Western issued a press release announcing Western’s entry into the Merger Agreement, a copy of which press release is attached as Exhibit 99.1 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

2.1.     Agreement and Plan of Merger and Reorganization, dated as of September 30, 2005, among Western Goldfields, Inc., Romarco Minerals Inc. and Romarco Merger Corporation

99.1     Press Release dated October 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: October 5, 2005	By:	/s/ Becky Corigliano
Becky Corigliano
Chief Financial Officer, Secretary and Treasurer